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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated March 27, 2002 relating to the financial statements and financial statement schedules of American Country Holdings Inc. (File Nos. 333-39657 and 333-94737), which appears American Country Holdings Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

                                    /s/ PricewaterhouseCoopers LLP
                                    PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
March 27, 2002